©2022 Cardiovascular Systems, Inc. All Rights Reserved. Q2 FY22 Earnings Supplement February 3, 2022

Safe Harbor This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Report Act of 1995, which are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this presentation regarding CSI’s strategy; growth; future financial measurements and investments; product development plans, milestones and introductions; geographic expansion; clinical trials and evidence; market estimates and opportunities; and developments related to the COVID-19 pandemic; are forward-looking statements. These statements involve risks and uncertainties that could cause results differ materially from those projected, including, but not limited to, those described in CSI’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly and annual reports. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this presentation. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this presentation. The forward-looking statements contained in this presentation are made only as of the date of this presentation, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances. 2 FORWARD LOOKING STATEMENTS FINANCIAL INFORMATION This presentation includes calculations or figures that have been prepared internally and have not been reviewed or audited by CSI’s independent registered accounting firm. Use of different methods for preparing, calculating or presenting information may lead to differences, which may be material. In addition, this presentation also includes certain non-GAAP financial measures, such as Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this presentation to the most comparable U.S. GAAP measures for the respective periods can be found in tables in the appendix to this presentation. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP.

1.3% increase Q/Q and 7.8% decrease Y/Y Q2 FY22 Worldwide Revenues of $59.1 Million Q2 FY22 Revenue Breakdown Worldwide Peripheral $38.9 -0.3% Q/Q -11.5% Y/Y Worldwide Coronary $20.2 +4.5% Q/Q +0.1% Y/Y Worldwide Peripheral Worldwide Coronary ($ in millions, Q/Q and Y/Y represent Quarter-over-Quarter and Year-over-Year growth rates) • Resurgence of Covid and the related staffing shortages disrupted procedure volumes, referral patterns and had the largest impact on our procedures deemed to be more elective, such as the treatment of lower acuity peripheral claudication in the hospital setting • Announced first in-human experience with coronary everolimus drug coated balloon • Net loss of ($9.0M) compared to ($0.1M) in the year ago period • Cash and cash equivalents of $176.5M as of December 31, 2021 Q2 FY22 Highlights 3

Q2 FY22: U.S. Peripheral

Recovery from Delta variant was suppressed by arrival of Omicron variant in December

Revenue decreased 0.2% Q/Q and decreased 11.6% Y/Y

- U.S. Peripheral units increased 2.6% Q/Q and decreased 11.3% Y/Y due to:
  - Covid related weakness, including staffing shortages, disruptions in the referral pipeline and procedure deferrals, reduced procedure volumes in the hospital setting
    - Hospital units decreased 1.9% Q/Q and 15.7% Y/Y
  - Migration of patients to OBL during pandemic continued
    - 51% of units sold to OBLs during Q2 – first time above 50%
    - OBL units sold increased 7.4% Q/Q and decreased 6.6% Y/Y
  - Peripheral ISD revenue increased 292% Y/Y to $1.2M
- Trained 61 new physicians and opened 52 new peripheral accounts

Orbital Atherectomy System Revenue[2]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$44,944	$47,159	$41,839	$30,465	$164,407
FY21	$42,657	$43,625	$41,782	$46,836	$174,900
FY22	$37,521	$37,640	-	-	$75,161

U.S Peripheral Revenue[1]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$45,272	$47,463	$42,134	$30,667	$165,536
FY21	$42,932	$43,924	$42,104	$47,648	$176,608
FY22	$38,878	$38,813	-	-	$77,691

Interventional Support Device Revenue[3]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$328	$304	$295	$202	$1,129
FY21	$275	$299	$322	$812	$1,708
FY22	$1,357	$1,173	-	-	$2,530

[1] Is the total of Orbital Atherectomy System Revenue plus Interventional Support Device Revenue
[2] Includes peripheral orbital atherectomy devices, ViperWire, ViperSlide, Exchangeable cartridges, ViperTrack and other
[3] Zilient Guidewires, ViperCath and WIRION

CSI. CARDIOVASCULAR SYSTEMS, INC. 4

Q2 FY22: U.S. Coronary

Modest Q/Q growth as COVID weighed on procedure volumes

Revenue increased 3.1% Q/Q and decreased 7.4% Y/Y

- U.S. Coronary OAS units sold increased 3.4% Q/Q, but declined 11.2% Y/Y as surge in COVID infections reduced procedure volumes
- Coronary ISD revenue increased 2.7% Q/Q and 23.0% Y/Y to $2.7M and generated $751 of incremental revenue for every coronary OAS sold
- Initiated certification with over 200 fellows
- Certified 101 new physicians and opened 11 new coronary accounts
- ECLIPSE enrollment ≈1,750 as of December 31, 2021
- Scoreflex NC Scoring PTCA Catheter to be launched in Q3 FY22 targeting dilation of de novo stenotic lesions and in-stent restenosis

Orbital Atherectomy System Revenue[2]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$14,669	$16,490	$14,058	$8,651	$53,868
FY21	$13,952	$15,762	$15,093	$16,781	$61,588
FY22	$13,505	$13,927	-	-	$27,432

U.S Coronary Revenue[1]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$16,257	$18,497	$15,988	$9,785	$60,527
FY21	$15,899	$17,983	$17,489	$19,645	$71,016
FY22	$16,164	$16,658	-	-	$32,822

Interventional Support Device Revenue[3]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$1,588	$2,007	$1,930	$1,134	$6,659
FY21	$1,947	$2,221	$2,396	$2,864	$9,428
FY22	$2,659	$2,731	-	-	$5,390

[1] Is the total of Orbital Atherectomy System Revenue plus Interventional Support Device Revenue.
[2] Includes coronary orbital atherectomy devices, Coronary ViperWire, ViperSlide and other
[3] Includes Sapphire angioplasty balloons and Teleport microcatheters

CSI. CARDIOVASCULAR SYSTEMS, INC. 5

Q2 FY22: International

Double-digit Q/Q growth driven by Japan and EU coronary

Revenue increased 10.1% Q/Q and 62.0% Y/Y

- International revenue increased $3.7 million driven by:
  - Strong growth in Japan despite COVID impacting PCI volumes
  - EU launch plan remains on track with physicians trained and cases completed
- Certified 72 new physicians using remote training
- Launched coronary in 6 countries in Q2
- Targeting Q3 launches in 6+ countries

($ in 000)	Q1	Q2	Q3	Q4	Total
FY20	$2,961	$2,374	$3,053	$2,094	$10,482
FY21	$1,713	$2,262	$3,680	$3,694	$11,349
FY22	$3,328	$3,664	-	-	$6,992

Countries Launched in Q2 FY22

Country	Coronary
UK	Q2 FY22
Denmark	Q2 FY22
Finland	Q2 FY22
Norway	Q2 FY22
Sweden	Q2 FY22
Poland	Q2 FY22

22 countries OUS launched to date.
Plan to be commercial in 30+ countries by end of FY22.

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Q2 FY22 vs. Q1 FY22 and Q2 FY21 Dollars in thousands 7 Q2 FY22 Quarter/Quarter Change Year/Year Change Worldwide Revenue $59,135 1.3% -7.8% Worldwide Peripheral Revenue $38,903 -0.3% -11.5% Worldwide Coronary Revenue $20,232 4.5% 0.1% U.S. Revenue $55,471 0.8% -10.4% U.S. Peripheral Revenue $38,813 -0.2% -11.6% U.S. Coronary Revenue $16,658 3.1% -7.4% International Revenue $3,664 10.1% 62.0% U.S. Peripheral Units - 2.6% -11.3% U.S. Coronary Units - 3.4% -11.2%

Q2 FY22: Select Financial Information Dollars in thousands, except earnings per share and shares outstanding 8 Q2 FY22 Q1 FY22 Q/Q Change Fav (Unfav) Q2 FY21 Y/Y Change Fav (Unfav) Net revenues $59,135 $58,370 $765 $64,169 ($5,034) Cost of goods sold 18,073* 14,308 (3,765)* 13,920 (4,153) Gross Margin 69.4%* 75.5% Decreased 610 BP* 78.3% Decreased 890 BP Selling, general and administrative 40,402 41,851 1,449 40,061 (341) % of sales 68.3% 71.7% Decreased 340 BP 62.4% Increased 590 BP Research and development 8,873 10,022 1,149 9,601 728 % of sales 15.0% 17.2% Decreased 220 BP 15.0% - Amortization of intangible assets 346 304 - 304 - Gain/(Loss) from operations (8,559) (8,115) (444) 283 (8,842) Other (income) and expense, net 345 367 22 276 (69) Provision for income taxes 63 136 73 63 - Net loss ($8,967) ($8,618) (349) ($56) ($8,911) Basic and diluted earnings per share ($0.23) ($0.22) ($0.01) ($0.00) ($0.23) Basic and diluted weighted average shares outstanding 39,199,593 39,087,472 Increased 112,121 38,808,980 Increased 390,613 *Q2 FY22 cost of goods sold includes $2.8 million one-time charge related to the recall of the WIRION embolic protection system in November 2021. Excluding this one-time charge, gross margin for the quarter was 74.3%.

FY22: Annual Guidance 9 For the fiscal year ending June 30, 2022, CSI anticipates: Revenue of $235 million to $245 million; Gross profit as a percentage of revenues of approximately 73%; Net loss in a range of 15% to 18% of revenues; and Adjusted EBITDA loss of 4% to 7% of revenues.

Recent Developments January 1, 2022 to date 10

Non-GAAP Financial Measures

($ in thousands)	FY 2020	Q1 FY21	Q2 FY21	Q3 FY21	Q4 FY21	FY 2021	Q1 FY22	Q2 FY22
Net loss	($27,236)	($2,076)	($56)	($6,004)	($5,285)	($13,421)	($8,618)	($8,967)
Less: Other (income) and expense, net	233	355	276	292	313	1,236	367	345
Less: Provision for income taxes	231	63	63	63	63	252	136	63
Income (loss) from operations	(26,772)	(1,658)	283	(5,649)	(4,909)	(11,933)	(8,115)	(8,559)
Add: Stock-based compensation	13,612	4,907	3,877	3,704	3,742	16,230	5,672	4,240
Add: IPR&D charges incurred in connection with asset acquisitions	-	-	-	3,353	-	3,353	-	-
Add: Depreciation and amortization	4,179	1,029	1,058	1,056	1,169	4,312	1,258	1,287
Adjusted EBITDA	($8,981)	$4,278	$5,218	$2,464	$2	$11,962	($1,185)	($3,032)

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors

CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense, stock-based compensation, and in-process research and development (IPR&D) charges. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

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12 Non-GAAP Financial Measures CSI uses gross margin, excluding WIRION charge, on slide 8. CSI excludes certain one-time charges and costs from this item primarily because such expenses are not ongoing and recurring expenses. CSI’s management believes that excluding these charges is useful to investors to understand CSI’s core operational performance for the periods presented. Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors

Investor Contact:
Jack Nielsen
651-202-4919
j.nielsen@csi360.com

CSII

Cardiovascular Systems, Inc.

@csi360

CSI®, Diamondback®, Diamondback 360®, GlideAssist®, ViperWire®, WIRION® and ViperWire Advance® are trademarks of Cardiovascular Systems, Inc.
© 2022 Cardiovascular Systems, Inc.

OrbusNeich®, Teleport® and Sapphire® are trademarks of OrbusNeich Medical, Inc.

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